Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. No 33-31434; No. 33-43854; No. 333-03191; No. 333-32499; No. 333-35324; No. 333-73252; No. 333-107677; 333-140837, and No. 333-163637 on Form S-8 of The Boeing Company of our report dated June 27, 2011, related to the financial statements and supplemental schedules of The Boeing Company Voluntary Investment Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP
Seattle, WA June 27, 2011